                                                                   Exhibit 99.1

                            CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

   The undersigned, Eleanor L. Thomas, President (chief executive officer) of the managing owner, Prudential Securities Futures Management Inc. (the 'Managing Owner') of Diversified Futures Trust I (the 'Trust'), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Trust's Annual Report on Form 10-K for the period ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the 'Annual Report'), fully complies with the requirements of
       Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Eleanor L. Thomas
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Eleanor L. Thomas
President (chief executive officer) of the Managing Owner
March 28, 2003


   The undersigned, Steven Weinreb, Chief Financial Officer of the managing owner, the Managing Owner, of the Trust, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (1) The Trust's Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Steven Weinreb
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Steven Weinreb
Chief Financial Officer of the Managing Owner
March 28, 2003